UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)

(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2006, Margo State Line, Inc. (“Margo State Line”), a wholly owned subsidiary of Margo Caribe, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with R-G Crown Bank (“R-G Crown”), pursuant to which R-G Crown made an $800,000 loan to be used for the acquisition and installation of robotics equipment in Margo State Line’s mill, located in Folkston, Georgia. The aggregate principal amount of the loan is payable in 83 consecutive monthly installments of principal, beginning on February 9, 2007, and one final balloon payment on January 9, 2014. Interest accrues at a floating rate equal to the 90-day LIBOR plus 200 basis points until January 9, 2007 and at a fixed interest rate of 6.880% per annum thereafter.

In addition, on August 9, 2006, Margo State Line entered into a revolving credit agreement (the “Revolving Credit Agreement”) with R-G Crown for an aggregate principal amount of $1,000,000, payable on August 9, 2007, to be used for general working capital. The note evidencing the line of credit bears interest at a rate equal to the 90-day LIBOR plus 200 basis points to be applied to the unpaid principal balance. Interest on the note is payable on monthly installments, beginning on September 9, 2006.

The Loan Agreement and the Revolving Credit Agreement require Margo State Line to maintain (i) a minimum tangible net worth of $1.0 million, and (ii) a minimum fixed charge coverage ration of 1.25x, in each case as of December 31, 2007. In addition, the principal balance under the Revolving Credit Agreement may not exceed 75% of “eligible accounts receivables” plus 50% of “eligible inventory” (each as defined in the Revolving Credit Agreement).

The Loan Agreement and the Revolving Credit Agreement are guaranteed by the Company and by Michael J. Spector, the Company’s Chief Executive Officer and principal shareholder, in his personal capacity.

Item 8.01	Other Events.

On August 11, 2006, the Company issued a press release announcing that it had received notice from The Nasdaq Stock Market (“Nasdaq”) that a Nasdaq Listing Qualifications Panel (the “Panel”) had extended to August 31, 2006 and September 30, 2006 the deadlines for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

A copy of the above-referenced press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated August 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: August 11, 2006	By:	/s/ José R. Vázquez
Name: José R. Vázquez
Title: Chief Financial Officer